Exhibit 24.1

                                POWER OF ATTORNEY



                  Know all by these presents, that Manchester Financial Group, LP ("Manchester Financial"), hereby constitutes and appoints each of Frank Cassou, George Alex and Roseann Rustici, or any of them signing singly, and with full power of substitution, Manchester Financial's true and lawful attorney-in-fact to:

         (1) prepare, execute in Manchester Financial's name and on Manchester Financial's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Manchester Financial to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

         (2) execute for and on behalf of Manchester Financial, Forms 3, 4, and 5 with respect to the securities of NextWave Wireless Inc. (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

         (3) do and perform any and all acts for and on behalf of Manchester Financial which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

         (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Manchester Financial, it being understood that the documents executed by such attorney-in-fact on behalf of Manchester Financial pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


                  Manchester Financial hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Manchester Financial acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Manchester Financial, are not assuming, nor is the Company assuming, any of Manchester Financial's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

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                  This Power of Attorney shall remain in full force and effect until Manchester Financial is no longer required to file Forms 3, 4, and 5 with respect to Manchester Financial's holdings of and transactions in securities issued by the Company, unless earlier revoked by Manchester Financial in a signed writing delivered to the foregoing attorneys-in-fact.

                  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of November, 2006.



                                          For and on behalf of Manchester
                                          Financial Group, LP By Its General
                                          Partner, Manchester Financial Group
                                          Inc.

                                          By: /s/ Douglas F. Manchester
                                              --------------------------------
                                          Name:  Douglas F. Manchester
                                          Title: Chairman